ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made and entered into this 27th day of October, 1997, by and between Eurotronics Holdings, Incorporated, a Utah corporation ("Company"), Saxx Capital, Inc., an Ontario, Canada corporation ("Saxx Capital, Inc."), Melvin Fields, an individual ("Fields"), Park Street Investments, Inc., a Utah Corporation ("Park"), A-Z Professional Consultants, Inc., a Utah Corporation ("A-Z")( Fields, Park and A-Z collectively referred to hereinafter as "Consultants")and the law firm of Herb Jacobi, (the "Escrow Agent") located at 8 West 38th Street 9th Floor, New York, New York, 10018.

                                    Premises

The Company entered into a Reorganization Agreement dated October 30, 1997, with Saxx Capital, Inc. whereby Saxx Capital, Inc. is to receive One Hundred Forty Four Million Five Hundred Thousand (144,500,000) shares of the Company's common stock, par value $0.001, ("Shares") in exchange for 100% of the total outstanding shares of Saxx Capital, Inc. ("Saxx Capital, Inc. Stock"). Saxx Capital, Inc. is further obligated to pay a consulting fee to Consultants in the amount of $150,000. The Company, Saxx Capital, Inc. and Consultants wish to set up an escrow for the Shares and monies due the Company and Consultants until all sums owed by Saxx Capital, Inc. are paid in full and the other conditions of the Reorganization are met.

                                    Agreement

NOW, THEREFORE, the parties hereto agree as follows:

1. The Company shall deliver to the Escrow Agent the Shares in the names designated by Saxx Capital, Inc. After confirmation of receipt by Escrow Agent of the Shares, Saxx Capital, Inc. shall deposit $100,000 in certified funds with Escrow Agent who will immediately disperse the funds to Consultants as follows i) $62,500 to A-Z ii) $27,500 to Park iii) $10,000 to Fields.

2. Within 30 days, Saxx Capital, Inc. shall make an additional cash deposit of $50,000 in certified funds with Escrow Agent who will immediately disperse the funds to Consultants as follows i) $22,500 to A-Z Professional Consultants, Inc.; ii) $22,550 to Park Street Investments, Inc.; iii) $5,000 to Melvin Fields. For any amounts not deposited with Escrow Agent and dispersed to Consultants beyond 30 days, Saxx Capital, Inc. shall be obligated to pay Consultants a late fee of 10% per month of the undeposited/undispersed amount plus any collection fees.

3. If after 90 days there remains any unpaid amounts due Consultants, or Escrow Agent has not received written notice by both the Company and Saxx Capital, Inc. that the terms of the Reorganization Agreement have been met, then the Shares shall be immediately returned to the Company.

4. Notwithstanding item (3) above, upon receipt by Consultants of the entire $150,000 plus any late fees and upon written notice by both the Company and Saxx Capital, Inc. that the terms of the Reorganization Agreement have been met, Escrow Agent shall release the Shares to Saxx Capital, Inc..

6. This Agreement shall continue until February 10, 1998, and for up to two consecutive 10 day periods thereafter on the request of the Company.

7. Those Shares deposited shall remain the property of the Company and shall not be subject to any lien or charges by the Escrow Agent, or judgments or creditors' claims against Saxx Capital, Inc. until released in the manner herein provided.

8. It is understood and agreed that the duties of the Escrow Agent are entirely ministerial being limited to receiving monies from the Saxx
     Capital, Inc. and Shares from the Company holding and disbursing such monies and Shares in accordance with this Agreement.

9. The Escrow Agent is not a party to, and is not bound by, any agreement between the Company and Saxx Capital, Inc. except as may be evidenced by or arise out of the foregoing instructions.

10. The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same.

11. The Escrow Agent shall not be required to take or be bound by notice of any default of any person or to take any action with respect to such default involving any expense or liability, unless notice in writing is given to an officer of the Escrow Agent of such default by the undersigned or any of them, and unless it is indemnified in a manner satisfactory to it against any expense or liability arising therefrom.

12. The Escrow Agent shall not be liable for acting on any notice, request, waiver, consent, receipt, or other paper or document believed by the Escrow Agent to be genuine and to have been signed by the proper party or parties.

13. The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct.

14. The Escrow Agent shall not be answerable for default or misconduct of any agent, attorney, or employee appointed by it if such agent, attorney, or employee shall have been selected with reasonable care.

15. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of the foregoing instructions or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

16. In the event of any disagreement between the undersigned or any of them, the person or persons named in the foregoing instructions, and/or any other person, resulting in adverse claims and/or demands being made in connection with or for any papers, money, or property involved herein or affected hereby, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim, or demand so long as such disagreement shall continue and, in so refusing, the Escrow Agent shall not be or become liable to the undersigned or any of them or to any person named in the foregoing instructions for the failure or refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to continue to so refrain and refuse to so act until:

     (a) The rights of adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the parties and the money, papers, and property involved herein or affected hereby; and/or

     (b) All differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing signed by all of the persons interested.

18. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party.

19. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, successors, permitted assigns, distributees and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

Eurotronics Holdings, Incorporated        Saxx Capital, Inc.


 /s/ Melvin Fields                        /s/ Anne Moxon
Melvin Fields                             Anne Moxon
President                                 Secretary



Park Street Investments, Inc.             A-Z Professional Consultants, Inc.


 /s/ Ken Kurtz                             /s/ Richard Surber
Ken W. Kurtz                               Richard Surber
President                                  President


Melvin Fields


 /s/ Melvin Fields


                                  Escrow Agent

     Herb Jacobi (Escrow Agent) hereby acknowledges receipt of this Agreement and agrees to act in accordance with said Agreement and on the terms and conditions above set forth this 27th day of October

                           Herb Jacobi

                           By  /s/ Herb Jacobi